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                                                                      Exhibit 11


                        Motorola, Inc. and Subsidiaries
                  Basic and Diluted Earnings Per Common Share




(Dollars in millions, except per share amounts)

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For the Years Ended December 31,                     1997        1996
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
Basic earnings per common share
  Net earnings                                      $1,180       $1,154
  Weighted average common shares outstanding         595.5        592.5
                                                    -------------------
  Per share amount                                  $ 1.98       $ 1.95
                                                    ===================

Diluted earnings per common share
  Net earnings                                      $1,180       $1,154
  Add: Interest on zero coupon notes, net
       of taxes, and effect of executive
       incentive and employee profit
       sharing plans                                     5            4
                                                    -------------------
  Net earnings, as adjusted                         $1,185       $1,158
                                                    -------------------

Weighted average common shares outstanding           595.5        592.5
Add: Effect of dilutive securities
     Stock options                                    10.4          9.9
     Zero coupon notes                                 6.3          6.6
                                                    -------------------
Diluted wtd. average common shares outstanding       612.2        609.0
                                                    -------------------

                                                    -------------------
Per share amount                                    $ 1.94       $ 1.90
                                                    ===================
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